HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT       341 MAIN STREET SALINAS, CA 93901
                                 (831) 759-2480 FAX (831)758-2482



               CONSENT OF THE INDEPENDENT AUDITOR



     As the independent auditor of Alaska Freightways, Inc., I hereby consent to the incorporation by reference of my report, relating to the financial statements and financial statement schedules of Alaska Freightways, Inc. for the period from date of inception to December 31, 2000. The report is dated January 25, 2001.


     /s/ Hawkins Accounting
     Hawkins Accounting

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